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THE PEP BOYS - MANNY, MOE & JACK AND SUBSIDIARIES                                       Exhibit 12 - Statement Regarding Computation
                                                                                        of Ratios of Earnings to Fixed Charges

(in thousands, except ratios)
---------------------------------------------------------------------------------------------------------------------
                                                       January 31,            February 1,            February 3,
Fiscal year                                                   1998                   1997                   1996
---------------------------------------------------------------------------------------------------------------------

      Interest                                           $  39,656              $  30,306              $  32,072
      Interest factor in rental expense                     16,368                 11,205                  7,743
      Capitalized interest                                   1,861                  1,575                  1,407
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 (a)  Fixed charges, as defined                          $  57,885              $  43,086              $  41,222

      Earnings before income taxes and
       cumulative effect of change in
       accounting principle                              $  75,456              $ 159,229              $ 129,452
      Fixed charges                                         57,885                 43,086                 41,222
      Capitalized interest                                  (1,861)                (1,575)                (1,407)
---------------------------------------------------------------------------------------------------------------------

(b)   Earnings, as defined                               $ 131,480              $ 200,740              $ 169,267

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(c)   Ratio of earnings to fixed charges (b/a)                 2.3x                   4.7x                   4.1x
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(Table Restubbed Below)


(in thousands, except ratios)
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                                                    January 28,           January 29,
Fiscal year                                                1995                  1994
---------------------------------------------------------------------------------------

      Interest                                        $  25,931             $  19,701
      Interest factor in rental expense                   6,157                 5,595
      Capitalized interest                                1,850                 1,254
---------------------------------------------------------------------------------------

 (a)  Fixed charges, as defined                       $  33,938             $  26,550

      Earnings before income taxes and
       cumulative effect of change in
       accounting principle                           $ 126,482             $ 104,508
      Fixed charges                                      33,938                26,550
      Capitalized interest                               (1,850)               (1,254)
---------------------------------------------------------------------------------------

(b)   Earnings, as defined                            $ 158,570             $ 129,804

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(c)   Ratio of earnings to fixed charges (b/a)              4.7x                  4.9x
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